UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2022

Skillsoft Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38960	83-4388331
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Innovative Way, Suite 201 Nashua, NH	03062
(Address of principal executive offices)	(Zip Code)

(603) 324-3000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	SKIL	New York Stock Exchange
Warrants	SKIL WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2022, Gary W. Ferrera, Chief Financial Officer, notified Skillsoft Corp. (the “Company”) of his decision to resign from his role as Chief Financial Officer, effective October 28, 2022, to pursue personal interests. Also on October 10, 2022, the Company appointed Richard Walker as Chief Financial Officer, effective October 28, 2022.

Mr. Walker, 58, currently serves as the Company’s Chief Corporate Strategy and Development Officer, a position he has held since June 2021. Mr. Walker will maintain his corporate strategy and development responsibilities following the transition. Mr. Walker previously served as President of SumTotal through its sale by the Company in August 2022. Prior to joining the Company, Mr. Walker was an advisor to Churchill Capital from December 2020. Mr. Walker previously served as chief financial officer of ServiceSource International from November 2018 through October 2020 and served on ServiceSource’s board of directors from October 2017 through its acquisition by Concentrix Corporation in August 2022. Among other roles, he previously held executive leadership positions of increasing responsibility at IHS (subsequently IHS Markit and acquired by S&P Global in 2020), including as executive vice president, chief financial officer and chief strategy officer, where he built the corporate strategy and development function. He also founded The Bison Group in 2016, a private partnership that collaborates with private equity firms investing in the information services industry.

Mr. Ferrera will remain with the Company in a non-executive, part-time role through December 31, 2022 to facilitate the transition. Mr. Ferrera entered into a letter agreement with the Company on October 10, 2022 (the “Ferrera Agreement”) setting forth the terms of such part-time employment, including a base salary of $27,000 for the period of October 28, 2022 through December 31, 2022, less applicable withholdings, to be paid semi-monthly during the transition period. Mr. Ferrera’s resignation is not a result of any disagreement on matters relating to the Company’s operations, policies or practices, or any issues regarding accounting policies or practices. Mr. Ferrera is voluntarily departing and will not receive any separation pay or benefits.

In connection with his appointment as Chief Financial Officer, Mr. Walker entered into an offer letter with the Company (the “Offer Letter”), pursuant to which Mr. Walker will receive an annual base salary of $525,000. Mr. Walker will be eligible for an annual bonus in accordance with the Company’s annual bonus program, with a target annual bonus of at least 75% of his annual salary rate, and will also be eligible to participate in the Company’s long-term incentive plan. Mr. Walker will receive an initial equity award of 350,000 restricted stock units, with 25% of such units subject to both time- and performance-based vesting, and the remaining 75% subject to time-based vesting. In the event Mr. Walker’s employment is terminated by the Company without Cause or by him for Good Reason (each as defined in the Offer Letter), Mr. Walker will be entitled to payment of 12 months’ annual base salary and continued benefits for 12 months. In the event his employment is terminated by the Company without Cause or by him for Good Reason within the 12-month period following a Change in Control (as defined in the Company’s 2020 Omnibus Incentive Plan), Mr. Walker will also be entitled to a payment equal to his annual target bonus, plus a pro-rata portion of his annual target bonus for the fiscal year in which such termination occurs, and accelerated vesting of his outstanding equity awards. The severance payments and benefits are contingent upon Mr. Walker’s execution and non-revocation of a release of claims in customary form and content and such release becoming effective, as well as Mr. Walker’s compliance with his obligations under a restrictive covenants agreement with the Company.

The foregoing descriptions of the Ferrera Agreement and Offer Letter do not purport to be complete and are qualified in their entirety by reference to the full text of the Ferrera Agreement and Offer Letter, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

There are no familial relationships between Mr. Walker and any other executive officer or director of the Company. There have been no transactions involving Mr. Walker required to be disclosed pursuant to Item 404(a) of Regulation S-K, nor are any such transactions currently proposed.

Item 7.01.	Regulation FD Disclosure.

On October 11, 2022, the Company issued a press release announcing the CFO transitions discussed above, which also included the Company’s reaffirmation of its full year fiscal 2023 outlook originally provided on September 7, 2022. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in Item 7.01 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated October 11, 2022.
10.1	Letter Agreement by and between Skillsoft Corp. and Gary W. Ferrera, dated October 10, 2022.
10.2*	Offer Letter by and between Skillsoft Corp. and Richard Walker, dated October 10, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Certain exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K, and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibit upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2022	SKILLSOFT CORP.

	By:	/s/ Jeffrey R. Tarr
Jeffrey R. Tarr
Chief Executive Officer